UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant [  ]

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[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive proxy statement

[X]	Definitive additional materials

[ ]	Soliciting material under Rule 14a-12

                THE HARTFORD MUTUAL FUNDS II, INC.

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required

[ ]	Fee paid previously with preliminary materials

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

December 2023

The Hartford Growth Opportunities Fund – Proposing to reclassify from Diversified to Non-Diversified

What are shareholders being asked to vote on?

At a meeting held on September 6-7, 2023, the Board of Directors (“Board”) of The Hartford Mutual Funds II, Inc. (the “Company”), including all of the independent directors, unanimously approved reclassifying the Fund’s diversification status from diversified to non-diversified and eliminating a related fundamental diversification policy, subject to the approval of the Fund’s shareholders. As a diversified fund, the Fund is limited in its ownership of securities of any single issuer. If approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers.

Classification as a non-diversified fund will give the Fund’s portfolio management team increased flexibility to invest a greater percentage of the Fund’s assets in any one issuer and in fewer issuers overall. Hartford Funds Management Company, LLC (“HFMC”) believes reclassifying the Fund from diversified to non-diversified is in the best interests of the Fund and its shareholders because it provides the Fund’s portfolio managers with increased investment flexibility and potential for better investment performance over time.

What is the difference between diversified funds and non-diversified funds?

Under the Investment Company Act of 1940, as amended (the “1940 Act”), an investment company must be classified as diversified or non-diversified. A fund’s diversification classification governs the amount of its assets a fund can invest in any one issuer. The Fund is currently classified as a diversified fund and must, therefore, operate in compliance with the 1940 Act diversification requirements, which strictly limit how much the Fund can invest in a single issuer. If the proposal is approved, the Fund would be permitted to invest a larger percentage of its assets in a single issuer and could better compete with passive large growth indexes (e.g. Russell 3000 Growth Index) and other active non-diversified Large Growth Fund peers.

Why is Hartford Funds proposing to change Growth Opportunities Fund from a Diversified Fund to Non-Diversified Fund?

The primary benchmark of the Fund is the Russell 3000 Growth Index (the “Russell 3000 Growth”), which is designed to measure the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 3000 Index is designed to measure the performance of the 3,000 largest companies based on their market capitalization. While the Fund is not an index fund, the Fund’s portfolio managers evaluate and consider all of the holdings in the Russell 3000 Growth as potential investment opportunities. Over the past few years, certain stocks have experienced extraordinary increases in market capitalization. Notably, these stocks have included Amazon.com, Inc., NVIDIA Corp., Meta Platforms, Inc., Alphabet, Inc. and Microsoft Corp. As a result, the Russell 3000 Growth and other indices with higher weightings to technology stocks have become much more concentrated at the individual stock level.

Although increased levels of concentration have fluctuated in the Russell 3000 Growth in the past, the Fund’s investment manager and sub-adviser believe that this market concentration is likely to persist rather than “self-correct” as it has historically.

Due to the 1940 Act diversification requirements, a diversified fund like the Fund must underweight these holdings relative to their weights in the Russell 3000 Growth even if the portfolio managers find them to be attractive investment opportunities. For this reason, maintaining the Fund as a diversified investment company is expected to increasingly limit the Fund’s investment flexibility within the U.S. large cap growth universe as represented by the Russell 3000 Growth and may increase the risk of underperforming the Russell 3000 Growth and its peers that operate as non-diversified investment companies. Conversely, if the Fund operates as a non-diversified investment company, which would allow it to invest a greater percentage of its assets in a smaller number of issuers, the Fund will have increased investment flexibility that would allow its portfolio to better reflect the current composition of the U.S. large cap equity universe.

While a non-diversified fund adds higher single issuer investment risk because of its ability to make more concentrated investments, our expectation is that the additional flexibility afforded by a non-diversified classification will not result in a material change to how the Fund is being managed today, and reduces the risk of the Fund underperforming its benchmark or peers.

For the reasons discussed above, HFMC believes that reclassifying the Fund as non-diversified would be in the best interests of the Fund and its shareholders because operating as a non-diversified investment company would provide the Fund’s investment team with increased investment flexibility and potential for better investment performance over time.

FOR FINANCIAL PROFESSIONAL OR INSTITUTIONAL INVESTOR USE ONLY. NOT FOR USE WITH THE PUBLIC.

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Are there any other expected changes associated with this proposal?

No other changes to the Fund are expected as a result of the proposal and the Fund will continue to invest pursuant to its current investment objective and investment strategies as set forth in its prospectus.

If shareholders approve the proposal, when will the change take effect?

If the proposal is approved by shareholders of the Fund at the Special Meeting, it is expected to become effective on or about March 1, 2024 in connection with the Fund’s annual update of its registration statement.

Does the Board recommend that shareholders approve the Proposal?

The Board of Directors of the Company, including all of the Company’s independent directors, recommend that shareholders of the Fund vote “FOR” the proposal to change the Fund’s classification from diversified to non-diversified and to eliminate the Fund’s related fundamental diversification policy.

How can shareholders vote?

Shareholders can vote:

•	By mail: complete and return their proxy card in the pre-addressed postage-paid envelope.
•	By telephone: call the toll-free number listed on their proxy card and follow the recorded instructions.
•	By internet: log on the website listed on their proxy card and follow the on-screen instructions.
•	In person: attend the Special Meeting on January 4, 2024 at 10:00 a.m. Eastern Time at the offices of HFMC, 690 Lee Road, Wayne, Pennsylvania 19087

Whichever method shareholders choose, they should take the time to read the Proxy Statement before voting.

Where can shareholders obtain additional information about the Proxy Statement?

For information about the proxy statement, shareholders can call toll-free 1-877-896-3199.

To view the Proxy Statement, shareholders can go to: https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf

Important Risks: Investing involves risk, including the possible loss of principal. Security prices fluctuate in value depending on general market and economic conditions and the prospects of individual companies. • Mid-cap securities can have greater risks and volatility than large-cap securities. • Different investment styles may go in and out of favor, which may cause the Fund to underperform the broader stock market. • To the extent the Fund focuses on one or more sectors, the Fund may be subject to increased volatility and risk of loss if adverse developments occur. • Foreign investments may be more volatile and less liquid than U.S. investments and are subject to the risk of currency fluctuations and adverse political, economic and regulatory developments. • The Fund may have high portfolio turnover, which could increase its transaction costs and an investor’s tax liability.

Investors should carefully consider a fund’s investment objectives, risks, charges and expenses. This and other important information is contained in a fund’s full prospectus and summary prospectus, which can be obtained by visiting hartfordfunds.com. Please read it carefully before investing.

Mutual funds are distributed by Hartford Funds Distributors, LLC (HFD), Member FINRA. Advisory services are provided by Hartford Funds Management Company, LLC (HFMC). Certain funds are sub-advised by Wellington Management Company LLP. HFMC and Wellington Management are SEC registered investment advisers. HFD and HFMC are not affiliated with any sub-adviser.

FOR FINANCIAL PROFESSIONAL OR INSTITUTIONAL INVESTOR USE ONLY. NOT FOR USE WITH THE PUBLIC.

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Script for Calls on The Hartford Growth Opportunities Fund Proxy Statement from Hartford Funds

HARTFORD FUNDS: I am reaching out to you today because [your branch has been a producer of Hartford Funds] OR [your clients are invested in The Hartford Growth Opportunities Fund] OR [you are invested in The Hartford Growth Opportunities Fund]. Thank you for your business and support of Hartford Funds.

General Talking Points:

•	Shareholders in The Hartford Growth Opportunities Fund should have received a proxy statement

•	Some clients may have already voted but some clients may not have voted yet

Specific Talking Points:

•	[More specific information about the proposal is below.]

WHAT PROPOSAL WILL SHAREHOLDERS BE ASKED TO CONSIDER AT THE UPCOMING MEETING?

The shareholders will be voting on the proposal below, which is described in detail in the proxy statement:

To approve reclassifying the Fund from a diversified investment company to a non-diversified investment company and eliminating a related fundamental diversification policy.

A copy of the proxy statement is available on our website. A Bulletin summarizing the proposal is also available on our website for Financial Professionals. If you need a copy of the Bulletin, please let me know and I will forward to you.

THIS PRESENTS AN OPPORTUNITY FOR YOUR CLIENTS TO VOICE THEIR OPINIONS AND HERE ARE THE WAYS FOR THEM TO CAST THEIR VOTE

•	Online by logging on the website listed on their proxy card and follow the on-screen instructions

•	By Phone by calling the number on the proxy card

•	By Mail by filling out the proxy card and returning it in the envelope provided

WHAT SHOULD YOUR CLIENTS DO IF THEY HAVE ADDITIONAL QUESTIONS REGARDING THE PROXY?

Clients can call 877-896-3199

HOW DO YOU RECOMMEND SHAREHOLDERS VOTE?

Hartford Funds has recommended to the Board, and the Board has recommended to shareholders, that they vote FOR the Proposal.

WHAT CAN YOU DO TO HELP HARTFORD FUNDS?

If your clients have not voted yet, we would appreciate you following up with your clients, confirm your clients have received the proxy materials and remind your clients that they have an opportunity to voice their opinion by voting. Some financial professionals may have discretionary voting authority on behalf of their clients.

FOR INTERNAL USE ONLY

[Financial Professional Name]

Per our conversation regarding The Hartford Growth Opportunities Fund, here are the instructions on how your clients can vote. Please feel free to reach out to me with any questions. Thanks again for your help.

Voting Options:

◾	Online by logging on the website listed on their proxy card and follow the on-screen instructions.

◾	By Phone by calling the number on their proxy card

◾	By Mail by filling out the proxy card and returning it in the envelope provided

If a shareholder lost his or her control number, he or she should contact EQ Fund Solutions, LLC, the Fund’s proxy solicitor and tabulator, by calling 877-896-3199. If shareholders would like additional copies of the proxy materials or have additional questions, shareholders should call 877-896-3199.

Detailed Talking Points

●	Why is the change being proposed?
o

The Russell 3000 Growth Index (and the benchmark for the Fund) has increased concentration in the largest stocks. The index would currently be considered “Non-Diversified” by the U.S. Securities and Exchange Commission’s definition.

o

Amazon, NVIDIA, Meta, Alphabet and Microsoft are among the stocks currently referred to as the “Magnificent 7” that have experienced extraordinary growth, and comprise 45.76% of the Russell 3000 Growth Index as of November 30, 2023

o

Due to the 1940 Act diversification requirements, a diversified fund like the Fund must underweight these holdings relative to their weights in the Russell 3000 Growth Index, potentially limiting the PM team’s convictions and putting the Fund at a competitive disadvantage against those of its peers that operate as non- diversified investment companies, who can operate in a more benchmark-aware manner

●	Our proposed solution
o

Changing the classification of the Fund from “Diversified” to “Non-Diversified” would allow it to invest a greater percentage of its assets in a smaller number of issuers, increasing its investment flexibility and allowing its portfolio to better reflect the current composition of the U.S. large cap equity universe.

o

By becoming a non-diversified fund, it would allow the portfolio management team to fully express stock level conviction without certain constraints imposed by the diversification rule in order to better compete with passive large growth indexes (e.g. Russell 3000 Growth Index) and other active non-diversified Large Growth Fund peers.

o	Stock level conviction expressed through active weight positioning generally is a main driver of alpha generation from a bottom-up stock picker
◾	There have been instances where the team has been unable to express full conviction in some of the larger benchmark positions, given the limitations of the diversification rule
◾	Reclassifying as a non-diversified would allow for the portfolio management team to execute their best ideas without these limitations, which could potentially create better outcomes for shareholders.
o

While a “non-diversified” fund does add higher single issuer investment risk because of its ability to make more concentrated investments, our expectation is that the additional flexibility afforded by a “non-diversified” classification will not result in a material change to how the Fund is being managed today. To that end:

◾	The number of fund holdings is expected to remain in the 50-70 stocks range
◾	There are no expected changes to the portfolio managers’ investment philosophy

FOR INTERNAL USE ONLY

◾	Portfolio level risk will continue to be managed diligently
◾	No other investment strategy changes are expected to be made as a result of this proposed change.

●	What is happening?
o

Shareholders have been sent a proxy statement for the Fund. The proxy statement is available at: https://www.hartfordfunds.com/dam/en/docs/pub/funddocuments/regulatorydocument/Proxy-HartfordGrowthOpportunitiesFund.pdf

o	Shareholders have been asked to approve a change in the diversification status of the Fund to non-diversified.
o	The original date of the Special Meeting of Shareholders was December 13th, 2023, but it has been adjourned until January 4th, 2024 in order to solicit additional votes.
◾	It is possible the January 4th meeting is moved again to January 23rd, which is the last date we can hold the Special Meeting of Shareholders.

●	Where can I find more information?
o	Additional information can be found on our website at the following link: https://www.hartfordfunds.com/about-us/presscenter/hartford-funds-shareholders-meeting-dec-2023.html

FOR INTERNAL USE ONLY